                          MORSE, ZELNICK, ROSE & LANDER
                         A LIMITED LIABILITY PARTNERSHIP

                                 405 PARK AVENUE
                          NEW YORK, NEW YORK 10022-4405
                                  212 838 1177
                                FAX 212 838 9190

                                February 13, 2006

Milestone Scientific, Inc.
220 South Orange Avenue
Livingston, NJ  07039

               Re:  Pre-effective amendment No. 4 to the Registration
                    Statement on Form S-3 (SEC file no. 333-127728)

Ladies and Gentlemen:

     We have acted as counsel to Milestone Scientific, Inc., a Delaware corporation ("Milestone"), in connection with the preparation of a registration statement on Form S-3 (the "registration statement") filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the
"Act"), to register the sale by selling stockholders of (a) up to 891,468 shares of the Company's common stock, par value $.001 per share (the "Common Stock"), including 380,665 shares of Common Stock issuable upon exercise of outstanding options and warrants and including 372,332 shares that may be offered by the selling stockholders or the company; and (b) 372,332 warrants to purchase one share of Common Stock (the "Warrants").

     In this regard, we have reviewed the Company's Articles of Incorporation, as amended, resolutions adopted by the Company's Board of Directors, the
Registration Statement, the exhibits to the Registration Statement and such other records, documents, statutes and decisions, as we have deemed relevant in rendering this opinion. Based upon the foregoing, we are of the opinion that (i)
each share of Common Stock included in the Registration Statement has been duly and validly authorized for issuance and is now, or when issued upon exercise of or pursuant to the terms of the instruments that it underlies will be, legally issued, fully paid and non-assessable under Delaware law; (ii) the Warrants are validly issued and constitute a legally valid and binding obligation of the
Company.

     We and our affiliates are the holders of the following securities: 219,813 shares of Common Stock; options, currently exercisable, to purchase an aggregate of 86,666 shares of Common Stock; and 110,675 warrants.

     We hereby consent to the use of this opinion as Exhibit 5.1 to the registration statement and to the reference to our Firm in the related prospectus under the heading "Legal Matters.". In giving this opinion, we do not hereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the SEC thereunder.

                                         Very truly yours,

                                         /s/ Morse, Zelnick, Rose & Lander, LLP
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                                         Morse, Zelnick, Rose & Lander, LLP